EXHIBIT 10.3

Groton Laboratories Pfizer Inc Eastern Point Road MS 8200-30 Groton, CT 06340 Tel 860 441 1991 Fax 860 441 1738 Email mark_della_porta@groton.pfizer.com
Global Research & Development

December 7, 2004	Mark P. DellaPorta Senior Director Site Head, Groton Strategic Alliances

Dr. Stephen J. McAndrew

Xenogen Biosciences

5 Cedar Brook Drive

Cranbury, New Jersey 08512

Dear Dr. McAndrew,

Pursuant to Section 3.1(c) of the Collaborative Research Agreement dated September 30, 2001 (“2001 Agreement”) and the Amending Letter dated December 26, 2003 (“Amending Letter”) between Pfizer Inc (“Pfizer”) and Xenogen Biosciences (“Xenogen Cranbury”), Pfizer hereby exercises it’s option to extend the 2001 Agreement for one additional year. This Letter serves as notice of Pfizer’s exercise of the first extension while noting that there are two additional extension options available to Pfizer to exercise in subsequent years.

All other terms and conditions of the 2001 Agreement and the Amending Letter shall remain unchanged and in full force.

Please have the appropriate official of Xenogen Cranbury sign both copies of this Agreement and return one original to Kelly P. Longo at the above address.

Sincerely,

/s/ Mark P. DellaPorta
Mark P. DellaPorta
Site Director
Strategic Alliances

Agreed:

Xenogen Biosciences, Inc.

By:	/s/ Stephen J. McAndrew
Date:	12/10/04